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                                                                   EXHIBIT 10.47



                   AMENDED AND RESTATED STOCK PLEDGE AGREEMENT

         THIS AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (this "Agreement") is made as of December 30, 2002 by BINGHAM FINANCIAL SERVICES CORPORATION, a Michigan corporation whose address is 260 E. Brown Street, Suite 200, Birmingham, Michigan 48009 ("Pledgor"), in favor of SUN HOME SERVICES, INC., a Michigan corporation whose address is 31700 Middlebelt Road, Suite 145, Farmington Hills, MI 48334 ("Secured Party").

                                    RECITALS:

         A. Pledgor has executed and delivered to Sun Communities Operating Limited Partnership ("SCOLP") a Stock Pledge Agreement dated December 13, 1999, (the "Original Pledge Agreement"), pursuant to which Pledgor pledged its stock in Hartger & Willard Mortgage Associates, Inc. ("H&W") and another former subsidiary of Pledgor to SCOLP to secure the performance by Pledgor of, among other obligations, Pledgor's obligations under a guaranty (the "Original Guaranty") of the obligations of Origen Financial L.L.C. ("Origen") under a line of credit (the "Line of Credit") from SCOLP to Origen and a term loan (the "Term Loan") from SCOLP to Origen.

         B. SCOLP has assigned its interest in the Original Pledge Agreement, the Original Guaranty, the Line of Credit and the Term Loan and related documents to Secured Party pursuant to an Assignment of Loans of even date herewith.

         C. The Line of Credit has been amended and is evidenced by a Second Amended and Restated Subordinated Loan Agreement dated December 4, 2002 between Pledgor and SCOLP, as amended by a First Amendment to Second Amended and Restated Subordinated Loan Agreement of even date herewith between Origen and Secured Party and a Seventh Amended and Restated Promissory Note of even date herewith in the principal amount of $48,000,000 delivered by Origen to Secured Party.

         D. The Term Loan has been amended and is evidenced by a Subordinated Term Loan Agreement dated December 4, 2002 between Pledgor and SCOLP, as amended by a First Amendment to Subordinated Term Loan Agreement of even date herewith between Origen and Secured Party and a First Amended and Restated Term Promissory Note of even date herewith in the principal amount of $10,000,000 delivered by Origen to Secured Party.

         E. The Original Guaranty has been amended by the Second Amended and Restated Guaranty (the "Second Amended Guaranty") of even date herewith delivered by Pledgor to Secured Party.

         F. To secure the payment of all amounts due to Secured Party by Pledgor under the Second Amended Guaranty and to secure all of Pledgor's other obligations to Secured Party of any nature now or in the future owing from Pledgor to Secured Party (the "Obligations"), Pledgor and Secured Party desire to amend and restate the Original Pledge Agreement in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants contained herein, the parties agree as follows:

         1. GRANT OF SECURITY INTEREST. As security for the prompt and complete payment and performance when due of all liabilities, obligations or indebtedness owing by Pledgor to Secured Party under the Second Amended Guaranty and all of Pledgor's other obligations to Secured Party of any nature now or in the future owing from Pledgor to Secured Party

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(collectively, the "Obligations"), Pledgor pledges and grants to Secured Party a continuing security interest in, and lien on, all of Pledgor's right, title and interest in and to the common stock and the preferred stock of H&W
(collectively, the "Shares"), together with all certificates, options, warrants or other distributions or rights issued as an addition to, in substitution or in exchange for, or on account of, the Shares, and all proceeds of the foregoing, including, without limitation, any and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any of the above (collectively, the "Pledged Stock").

         2. DELIVERY OF CERTIFICATES. Concurrent with the execution and delivery of this Agreement, Secured Party has retained possession of the stock certificates evidencing the Shares (the "Certificates"). The Certificates have been retained by Secured Party in order to perfect the pledge established hereunder and this Agreement shall be interpreted so as to cause the pledge of the Shares to be perfected. Secured Party acknowledges that, for all other purposes, Pledgor is the lawful and beneficial owner of the Shares. Secured Party shall hold the Certificates in accordance with the terms and conditions of this Agreement.

         3. FUTURE RECEIPTS. If Pledgor receives or becomes entitled to receive any:

                  (a) stock certificate(s) issued in respect of the Pledged Stock, including, without limitation, any certificate representing a stock dividend or payable in respect of the Pledged Stock or issued in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off;

                  (b) option, warrant or right, whether issued as an addition to, in substitution or in exchange for, or on account of, any of the Pledged Stock; or

                  (c) dividends or distributions on the Pledged Stock payable other than in cash, including securities issued by a party other than H&W;

Pledgor shall accept the same as Secured Party's agent, in trust for Secured Party, and shall deliver same to Secured Party, in the exact form received with, as applicable, Pledgor's endorsement when necessary or appropriate stock powers duly executed in blank. Any property received by Secured Party hereunder shall be held by Secured Party pursuant to the terms of this Agreement as additional security for the Obligations.

         4. CASH DIVIDENDS AND DISTRIBUTIONS. Upon the occurrence of any violation or breach by Pledgor of the terms and conditions of the Guaranty or this Agreement (an "Event of Default"), Pledgor may receive for its own use all cash dividends and distributions on the Pledged Stock.

         5. VOTING AND OTHER RIGHTS. So long as no Event of Default has occurred and is continuing, Pledgor may exercise any and all voting and other consensual rights with respect to the Pledged Stock for any purpose not inconsistent with the terms of this Agreement.

         6. SECURED PARTY'S DUTIES. Subject to applicable law, Secured Party shall have no duty with respect to the Pledged Stock beyond the exercise of reasonable care to assume the safe custody of the Pledged Stock while held hereunder. Without limiting the generality of the foregoing, Secured Party shall have no obligation to take any steps to preserve rights in the Pledged Stock against any other parties or to exercise any rights represented thereby; provided, however, that Secured Party may, at its option, do so and Pledgor shall reimburse the Secured Party for all expenses incurred in connection therewith.

         7. COVENANTS AND WARRANTS OF PLEDGOR. Pledgor covenants that, until the




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Obligations have been satisfied in full, Pledgor will not sell, convey or otherwise dispose of any of the Pledged Stock or any interest therein, or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Stock except for that created hereby. Pledgor warrants, and will at the Pledgor's expense defend, the Secured Party's right, title and security interest in and to the Pledged Stock against the claims of any person.

         8. EVENT OF DEFAULT AND REMEDIES. Upon the occurrence of an Event of Default, the Secured Party, in its discretion, shall have the right to exercise each and all of the following remedies (which remedies are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the Michigan Uniform Commercial Code):

                  (a) Cash Dividends. All cash dividends and distributions on the Pledged Stock shall be paid to the Secured Party. In the event Pledgor shall receive any such cash dividends or distributions, Pledgor shall hold same as Secured Party's agent, in trust for Secured Party, and shall deliver same to Secured Party in the exact form received with the Pledgor's endorsement when necessary.

                  (b) Voting Rights. Secured Party, at its option, may vote the Pledged Stock in its discretion. Pledgor hereby grants to Secured Party or its nominee an irrevocable proxy to exercise all voting and other rights and privileges relating to the Pledged Stock, which proxy shall be effective immediately upon the occurrence of an Event of Default and written notice to Pledgor of Secured Party's election to exercise such proxy, and shall be coupled with an interest. After the occurrence of an Event of Default and upon request of Secured Party, Pledgor agrees to deliver to Secured Party such further evidence of such irrevocable proxy to vote the Pledged Stock as Secured Party may request. Any or all of the Pledge Stock held by Secured Party hereunder may at any time be registered in the name of Secured Party or its nominee, and upon Secured Party's request, Pledgor will cause the issuer of the Pledged Stock to effect such registration. Pledgor hereby appoints Secured Party as its attorney-in-fact to arrange for the transfer of the Pledged Stock to the name of Secured Party or its nominee and all acts of Secured Party as attorney-in-fact are hereby ratified and confirmed and such power is coupled with an interest and is irrevocable until the Obligations are paid in full. Secured Party may exercise all rights and privileges herein granted with respect to the Pledged Stock without liability and Secured Party shall have no duty to exercise any of the aforesaid rights or privileges and shall not be responsible for any failure to do so or delay in so doing.

                  (c) Disposition of Pledged Stock. Secured Party may, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to Pledgor or any other person realize upon the Pledged Stock or any part thereof, and may sell or otherwise dispose of and deliver the Pledged Stock or any part thereof or interest therein, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at the Secured Party's offices or elsewhere, at such prices and on such terms (including, without limitation, a requirement that any purchaser purchase the Pledged Stock for investment and without any intention to make a distribution thereof) as they may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to Secured Party or any purchaser to purchase upon any such sale the whole or any part of the Pledged Stock free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released. Secured Party need not give more than five (5) days notice of the time and place of any public sale or of the time



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                  after which a private sale may take place, which notice
                  Pledgor hereby deems reasonable.

                  (d) Application of Proceeds. Any cash dividend or distribution received by Secured Party and the proceeds of any disposition of the Pledged Stock by Secured Party shall be applied as follows:

                                    (i) First, to the costs and expenses
                           incurred in connection with enforcing this Agreement or incidental thereto or to the care or safekeeping of any of the Pledged Stock or in any way relating to the rights of Secured Party, including reasonable attorneys' fees and legal expenses;

                                    (ii) Second, to the satisfaction of the
                           Obligations;

                                    (iii) Third, to the payment of any other
                           amounts required by applicable law (including, without limitation, the Michigan Uniform Commercial
                           Code); and

                                    (iv) Fourth, to Pledgor to the extent of any
                           surplus proceeds.

         9. FURTHER ASSURANCES. Pledgor shall, at any time and from time to time, upon the written request of Secured Party, execute and deliver such further documents and do such further acts and things as Secured Party may reasonably request to effect the purposes of this Agreement.

         10. TERMINATION. Upon the satisfaction in full of the Obligations and the payment of all additional costs and expenses of Secured Party hereunder, this Agreement shall terminate and Secured Party shall deliver, or cause to be delivered, to Pledgor the Certificates necessary to transfer title to the Shares to Pledgor.

         11. WITHHOLDING TAXES. Pledgor shall pay all withholding taxes on the Shares, and Pledgor hereby indemnifies Secured Party and its officers, directors, agents and representatives from and against any and all liability associated with the withholding taxes on the Shares.

         12. MISCELLANEOUS PROVISIONS.

                  (a) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan.

                  (b) All of the terms contained herein shall survive the consummation of the transactions contemplated herein, and shall be binding upon and inure to the benefit of and be enforceable by and against, the parties and their respective successors, assigns, heirs at law, legal representatives and estates.

                  (c) This Agreement and any other documents executed in connection herewith together constitute the full and entire understanding and agreement among the parties with respect to the transactions herein contemplated, and shall supersede all prior understandings or agreements relating thereto, whether written or oral, all of which are declared to be null and void and of no further force or effect.

                  (d) This Agreement may only be amended or modified, and any of the terms, conditions, covenants, representations or warranties contained herein may only be waived, by a written instrument duly executed by the parties.



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                  (e) The paragraph headings in this Agreement are for
convenience of reference only and are not to be considered in construing this Agreement. This Agreement may be executed in counterparts and all counterparts, when taken together, shall constitute but one and the same agreement. Facsimile copies of signatures to this Agreement shall be deemed to be originals, and the parties may rely upon such facsimile copies to the same extent as the originals.

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Stock Pledge Agreement as of the day and year above written.


                                     PLEDGOR:

                                     BINGHAM FINANCIAL SERVICES
                                     CORPORATION, a Michigan corporation


                                     By:    /s/  Ronald A. Klein
                                        ----------------------------------------

                                     Its:    Chief Executive Officer
                                          --------------------------------------



                                     SECURED PARTY:

                                     SUN HOME SERVICES, INC., a Michigan
                                     corporation

                                     By:        /s/  Jeffrey P. Jorissen
                                              ----------------------------------

                                     Its:        Chief Financial Officer
                                              ----------------------------------







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